Exhibit 3


            SECOND AMENDMENT TO RIGHTS AGREEMENT

This Second Amendment is made this 16th day of January, 2002 to the Rights Agreement, dated as of February 23, 1999, between Northeast Utilities (the "Company") and Northeast Utilities Service Company (the "Rights Agent") as amended (the "Rights Agreement"). Pursuant to Section 27(a) of the Rights Agreement, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

1. In Section 1, the definition of "Acquiring Person" is amended to read in its entirety as follows:

   "(a) "Acquiring Person" shall mean any Person  (as
   such  term  is hereinafter defined) who or  which,
   together  with  all Affiliates and Associates  (as
   such   terms  are  hereinafter  defined)  of  such
   Person,  shall  be the Beneficial Owner (as such
   term is hereinafter defined) of 15% or more of the
   Common Shares of the Company then outstanding, but
   shall not include the Company, any Subsidiary (as
   such term is hereinafter defined) of the Company,
   any  employee benefit plan of the Company  or  any
   Subsidiary  of  the  Company, any  entity  holding
   Common Shares for or pursuant to the terms of  any
   such plan, any trustee, administrator or fiduciary
   of such a plan.  Notwithstanding the foregoing, no
   Person  shall  become an "Acquiring Person"  as  a
   result  of an acquisition of Common Shares by  the
   Company  which, by reducing the number  of  shares
   outstanding, increases the proportionate number of
   shares beneficially owned by such Person to 15% or
   more  of  the  Common Shares of the  Company  then
   outstanding; provided, however, that if  a  Person
   would,  but for the foregoing, become an Acquiring
   Person by reason of share purchases by the Company
   and  shall,  after  such share  purchases  by  the
   Company,  become  the  Beneficial  Owner  of   any
   additional  Common Shares of the  Company  at  any
   time  that  the Person is or thereby  becomes  the
   Beneficial  Owner  of 15% or more  of  the  Common
   Shares of the Company then outstanding (other than
   Common  Shares  acquired solely  as  a  result  of
   corporate  action  of  the  Company  not   caused,
   directly or indirectly, by such Person), then such
   Person   shall  be  deemed  to  be  an  "Acquiring
   Person".   Notwithstanding the foregoing,  if  the
   Board  of  Trustees of the Company  determines  in
   good faith that a Person who would otherwise be an
   "Acquiring  Person", as defined  pursuant  to  the
   foregoing  provisions of this paragraph  (a),  has
   become such inadvertently, and such Person divests
   as  promptly as practicable a sufficient number of
   Common  Shares so that such Person would no longer
   be  an "Acquiring Person," as defined pursuant  to
   the  foregoing  provisions of this paragraph  (a),
   then  such  Person shall not be deemed  to  be  an
   "Acquiring  Person"  for  any  purposes  of   this
   Agreement."

2.   In Section 1, the definition of "Shares Acquisition
Date" is amended to read in its entirety as follows:

   "(y)   "Shares  Acquisition Date" shall  mean  the
   first  date  of  public announcement  (which,  for
   purposes   of  this  definition,  shall   include,
   without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person."

3. Section 1 is further amended by deleting the definitions of "Merger" contained in section 1(ee) and the definition of "Merger Agreement" contained in section 1 (ff).

4. Section 3(a) is amended to read in its entirety as follows:

   "(a)  Until the earlier of (i) the tenth day after
   the  Shares  Acquisition Date or  (ii)  the  tenth
   Business  Day  (or  such  later  date  as  may  be
   determined  by  action of the Company's  Board  of
   Trustees prior to such time as any Person  becomes
   an   Acquiring  Person)  after  the  date  of  the
   commencement   of,   or  of   the   first   public
   announcement  of the intention of  any  Person  to
   commence,   a   tender  or  exchange   offer   the
   consummation of which would result in  any  Person
   (other  than  the Company, any Subsidiary  of  the
   Company, any employee benefit plan of the  Company
   or  of  any Subsidiary of the Company, any  entity
   holding Common Shares for or pursuant to the terms
   of  any such plan, any trustee, administrator,  or
   fiduciary  of such a plan) becoming the Beneficial
   Owner  of Common Shares of the Company aggregating
   15%  or more of the then outstanding Common Shares
   (including in either case any such date  which  is
   after the date of this Agreement and prior to  the
   Payment  Date;  the earlier of  such  dates  being
   herein  referred  to  as the "Distribution  Date";
   provided, however, that if the tenth day or  tenth
   Business  Day,  as  the case  may  be,  after  the
   pertinent  date  occurs before  the  Record  Date,
   "Distribution  Date" shall mean the Record  Date),
   (x)  the Rights will be evidenced (subject to  the
   provisions   of  Section  3(b)  hereof)   by   the
   certificates for Common Shares registered  in  the
   names  of  the holders thereof (which certificates
   shall also be deemed to be Right Certificates) and
   not  by  separate Right Certificates, and (y)  the
   right  to  receive  Right  Certificates  will   be
   transferable only in connection with the  transfer
   of  Common  Shares.  As soon as practicable  after
   the  Distribution Date, the Company  will  prepare
   and  execute,  the Rights Agent will  countersign,
   and the Company will send or cause to be sent (and
   the  Rights  Agent  will, if requested,  send)  by
   first-class,  insured,  postage-prepaid  mail,  to
   each  record  holder of Common Shares  as  of  the
   close of business on the Distribution Date, at the
   address of such holder shown on the records of the
   Company, a Right Certificate, in substantially the
   form  of Exhibit A hereto (a "Right Certificate"),
   evidencing  one  Right for each  Common  Share  so
   held.   As  of the Distribution Date,  the  Rights
   will   be   evidenced   solely   by   such   Right
   Certificates."

5. Section 7(a) is amended to read in its entirety as follows:

   "(a)  Subject to Section 7(e) hereof,  each  Right
   shall be exercisable to purchase one Common Share,
   subject  to further adjustment as provided herein.
   The registered holder of any Right Certificate may
   exercise  the Rights evidenced thereby (except  as
   otherwise provided herein) in whole or in part  at
   any   time   after  the  Distribution  Date   upon
   surrender of the Right Certificate, with the  form
   of  election  to  purchase  on  the  reverse  side
   thereof duly executed, to the Rights Agent at  the
   principal  office  of the Rights  Agent,  together
   with payment of the Purchase Price for each Common
   Share as to which the Rights are exercised, at  or
   prior to the earliest of (i) the close of business
   on  February  23, 2009, subject to extension  (the
   "Final  Expiration Date"), (ii) the time at  which
   the Rights are redeemed as provided in Section  23
   hereof (the "Redemption Date") and (iii) the time at which such Rights are exchanged as provided in
   Section 24 hereof."

6. Section 11(a)(ii) is amended to read in its entirety as follows:

   "(ii)  Subject to Section 24 of this Agreement, in
   the  event  any Person shall become  an  Acquiring
   Person  (a "Section 11(a)(ii) Event"), other  than
   pursuant  to any transaction set forth in  Section
   13(a),  each holder of a Right, except as provided
   in  Section 7(e) hereof, shall thereafter  have  a
   right to receive, upon exercise thereof at a price
   equal  to  the  then  current Purchase  Price  per
   Common  Share multiplied by the number  of  Common
   Shares  for which a Right is then exercisable,  in
   accordance with the terms of this Agreement,  such
   number  of Common Shares of the Company  as  shall
   equal  the result obtained by (x) multiplying  the
   then  current Purchase Price per Common  Share  by
   the  number of Common Shares for which a Right  is
   then exercisable and dividing that product by  (y)
   50% of the then current per share market price  of
   the  Common  Shares  of  the  Company  (determined
   pursuant to Section 11(d)) on the date the  Person
   became an Acquiring Person (such number of shares,
   the   "Adjustment  Shares")  provided   that   the
   Purchase Price and the number of Adjustment Shares shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such first occurrence."

7. The second paragraph of Exhibit B is amended to read in its entirety as follows:

   "Until  the  earlier  to  occur  of  (i)  10  days
   following  a public announcement that a person  or
   group  of affiliated or associated persons  (other
   than  the Company, a subsidiary of the Company  or
   an  employee  benefit plan of  the  Company  or  a
   subsidiary)  (an "Acquiring Person") has  acquired
   beneficial  ownership  of  15%  or  more  of   the
   outstanding Common Shares (the "Shares Acquisition
   Date")  or  (ii) 10 business days (or  such  later
   date  as  may  be  determined  by  action  of  the
   Company's Board of Trustees prior to such time  as
   any  person becomes an Acquiring Person) following
   the   commencement  of,  or  announcement  of   an
   intention  to  make, a tender  offer  or  exchange
   offer  the  consummation of which would result  in
   the  beneficial  ownership by a  person  or  group
   (other  than  the  Company, a  subsidiary  of  the
   Company or an employee benefit plan of the Company
   or   a   subsidiary)  of  15%  or  more  of   such
   outstanding  Common Shares (the  earlier  of  such
   dates  being called the "Distribution Date"),  the
   Rights  will be evidenced, with respect to any  of
   the  Common Share certificates outstanding  as  of
   the    Record   Date,   by   such   Common   Share
   certificate."

8. In all other respects the Rights Agreement, as heretofore amended, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.


NORTHEAST UTILITIES

By:   /s/ Michael G. Morris
          Name: Michael G. Morris
          Title: Chairman of the Board, President
          and Chief Executive Officer


NORTHEAST UTILITIES SERVICE COMPANY
as Rights Agent

By:  /s/ Gregory B. Butler
         Name: Gregory B. Butler
         Title: Vice President, Secretary and
                General Counsel